                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                            YEAR ENDED JUNE 30, 2000


                                                                        State or                Percentage
                                                                      Jurisdiction               of Voting
                                                                    of Incorporation         Securities Owned
                                                                    ----------------         ----------------
Subsidiaries
------------
AiC Analysts Limited                                                 United Kingdom               100.0%

Sequoia NET.com                                                         Michigan                   80.1%










                                      25